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EXHIBIT 5.1

         [Letterhead of Cleary, Gottlieb, Steen & Hamilton]

Writer's Direct Dial: (212) 225-2730

        February 5, 2003

Petróleos Mexicanos
Avenida Marina Nacional No. 329
Colonia Huasteca
Mexico, D.F. 11311
Mexico

    Re:
    Petróleos Mexicanos
    Registration Statement on Form F-4

Ladies and Gentlemen:

        We have acted as your United States counsel in connection with the above-referenced Registration Statement on Form F-4 (the "Registration Statement") filed on the date hereof by Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (the "Guarantors") with the United States Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), in connection with the proposed offer to exchange (the "Exchange Offer") up to U.S. $600,000,000 aggregate principal amount of 6.50% Guaranteed Notes due February 1, 2005 (the "New Notes") that have been registered under the Act for an equal principal amount of the Issuer's outstanding 6.50% Guaranteed Notes due February 1, 2005 (the "Old Notes"). The New Notes will be issued pursuant to an Indenture to be dated as of February 3, 2003 (the "Indenture") between Petróleos Mexicanos (the "Issuer") and Deutsche Bank Trust Company Americas, as trustee. Pursuant to a Guaranty Agreement dated July 29, 1996 (the "Guaranty Agreement") among the Issuer and Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica, and Certificates of Designation dated August 29, 2001 issued by the Issuer thereunder, the New Notes will be unconditionally guaranteed, jointly and severally, by the Guarantors.

        We have participated in the preparation of the Registration Statement and have reviewed originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Issuer and the Guarantors and such other instruments and other certificates of public officials, officers and representatives of the Issuer, the Guarantors and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

        Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the New Notes, in the form filed as part of Exhibit 4.8 to the Registration Statement, have been duly executed and authenticated in accordance with the Indenture, and duly issued and delivered by the Issuer in exchange for an equal principal amount of Old Notes, pursuant to the terms of the Registration Rights Agreement (as defined in the Indenture), (a) the New Notes will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Indenture and (b) the Guaranty Agreement and the guaranties of the New Notes thereunder will constitute valid, binding and enforceable obligations of each of the Issuer and the Guarantors.

        Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of the New Notes, (a) we have assumed that the Issuer and the Guarantors have satisfied those legal requirements that are applicable to them to the extent necessary to make the New Notes, the Indenture, the Guaranty Agreement and the guaranties enforceable against them (except that no such assumption is made regarding matters of the federal law of the United States of America or the law of the State of New York), (b) such opinion is subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally and to general principles of equity and (c) such opinion is subject to judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

        The foregoing opinion is limited to the federal law of the United States of America and the law of the State of New York.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption "Validity of Notes," without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this Exhibit.

Very truly yours,
CLEARY, GOTTLIEB, STEEN & HAMILTON
By:	/s/ WANDA OLSON Wanda Olson, a Partner

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  EXHIBIT 5.1